UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 11, 2006 (August 7, 2006)
Date of Report (Date of earliest event reported)

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32722	95-2848406
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

380 Madison Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 588-4000.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

From the date of its original adoption, Investment Technology Group, Inc.’s (the “Company”) Non-Employee Directors’ Stock Option Plan provided that each option granted under the plan would become fully exercisable three months after the date of grant.  The Board of Directors previously determined that, effective for options granted after March 19, 2003, the options granted to non-employee directors should become exercisable in equal installments over three years, beginning on the first anniversary of the date of grant.  Accordingly, Options granted after such date in 2003, 2004 and 2005 under the Plan have so provided.

Options granted prior to March 19, 2003, all of which became fully exercisable three months after the date of grant, did not provide for accelerated exercisability upon a change in control of the Company due to the short delay between grant and full exercisability.  However, in the case of options which become exercisable over a three year period, the Board of Directors believes that it is appropriate to accelerate exercisability upon a change in control of the Company.  Accordingly, the Stock Option Agreements for grants made during 2004 and 2005 (options granted to non-employee directors in 2003 have vested in full) have been amended to provide for accelerated exercisability upon a change in control of the Company.  The Board of Directors also adopted an amendment to the Non-Employee Directors’ Stock Option Plan clarifying that options can be granted under the plan that become exercisable over a period longer than three months from the date of grant.

Stock Options granted to non-employee directors beginning January 1, 2006 were granted pursuant to the Company’s Directors’ Equity Subplan which was implemented under the Company’s 1994 Stock Option and Long-Term Incentive Plan, as amended and restated.  The Director’s Equity Subplan provides for annual grants of stock options to non-employee directors (as well as initial option grants to nonemployee directors upon their first election or appointment to the Board) which will vest and become exercisable in three equal annual installments, beginning on the first anniversary of the date of grant.  The Directors’ Equity Subplan also provides for annual grants of restricted share units to nonemployee directors (as well as initial grants of restricted share units to nonemployee directors upon their first election or appointment to the Board) that vest in three equal annual installments, beginning on the first anniversary of the date of grant.  The Directors’ Equity Subplan was amended to clarify that, upon a change in control of the Company, options will vest and become exercisable in full and restricted share units will vest in full.

Copies of the form of Amendment to Amended and Restated Non-Employee Directors’ Stock Option Plan, the Amendment to the Non-Employee Directors’ Stock Option Agreements, the Amendment to the Investment Technology Group, Inc. Directors’ Equity Subplan, the Form of Stock Option Agreement between the Company and Non Employee Directors of the Company (2006), and the Form of Restricted Share Agreement between the Company and Non Employee Directors of the Company (2006) are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5 respectively, and they are incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                           Amendment to Amended and Restated Non-Employee Directors’ Stock Option Plan

10.2                           Amendment to Non-Employee Directors’ Stock Option Agreements

10.3                           Amendment to Investment Technology Group, Inc. Directors’ Equity Subplan

10.4                           Form of Stock Option Agreement between the Company and Non Employee Directors of the Company (2006)

10.5                         Form of Restricted Share Agreement between the Company and Non Employee Directors of the Company (2006)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.

Dated: August 11, 2006	By:	/s/ P. Mats Goebels
P. Mats Goebels
Managing Director, General Counsel, Secretary and
Duly Authorized Signatory of Registrant

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amendment to Amended and Restated Non-Employee Directors’ Stock Option Plan
10.2	Amendment to Non-Employee Directors’ Stock Option Agreements
10.3	Amendment to Investment Technology Group, Inc. Directors’ Equity Subplan
10.4	Form of Stock Option Agreement between the Company and Non Employee Directors of the Company (2006)
10.5	Form of Restricted Share Agreement between the Company and Non Employee Directors of the Company (2006)